RETIREMENT AND CONSULTING AGREEMENT

          THIS RETIREMENT AND CONSULTING AGREEMENT (the "Agreement") is made to be effective the 1st day of June, 2000, by and between Reid M. Henson (hereinafter "Henson") and Coca-Cola Bottling Co. Consolidated (hereinafter the "Company").

                               W I T N E S S E T H:
                               - - - - - - - - - -

          WHEREAS, Henson has served as an officer of the Company with the title of Vice Chairman of the Board of Directors of the Company (hereinafter the "Board") since 1983; and

          WHEREAS, Henson has expressed his intention to retire as an officer of the Company effective as of May 31, 2000, and the Board desires to insure that Henson will serve as a consultant to the Company after his retirement; and

          WHEREAS, Henson is willing to provide such consulting services to the Company after his retirement under the terms and conditions of this Agreement;

          NOW, THEREFORE, in consideration of the premises and other consideration as expressly provided for herein, the parties hereto agree as follows:

          1. Retirement.

             (a) Retirement Date. Henson and the Company agree that Henson shall retire as an employee and officer of the Company effective as of May 31, 2000 (the "Retirement Date").

             (b) Employee Benefit Plans of the Company. Henson shall be entitled to the rights and benefits of a retiree pursuant to the retiree medical plan of the Company as in effect as of the Retirement Date applicable to retirees of the Company subject to and in accordance with the terms and conditions of such plan. In addition, Henson shall be entitled to receive the benefits payable to Henson pursuant to the terms of the other employee benefit plans of the Company in which Henson participates as in effect as of the Retirement Date. This Agreement shall neither reduce nor enlarge Henson's rights, if any, under the terms of such plans and shall not change the terms of such plans or the benefits earned by or due to Henson thereunder. The benefits earned by or due to Henson in accordance with the terms of such plans shall be paid to Henson by the Company or such plans (as the case may be), and such payments shall discharge fully all obligations of the Company and such plans with respect to Henson's benefits under such plans.

          2. Continued Service as a Director. Henson and the Company acknowledge that Henson is currently serving as a director of the Company with a term expiring in 2002. Henson shall continue to serve as a director of the Company for the remainder of such term in accordance with the Bylaws of the Company; provided, however, that during the term of this Agreement, Henson shall not be entitled to receive any compensation for his services as a director, either in the form of an annual retainer or meeting fees. Notwithstanding the foregoing, if Henson continues to serve as a director following the termination of this Agreement, then Henson shall be entitled to receive the same compensation and benefits accorded to other nonemployee directors of the Company for his services as a director from and after the termination of this Agreement.

          3. Consulting.

             (a) Duties. Commencing as of June 1, 2000, Henson shall stand ready to and shall furnish to the Company such "consulting services" as the Chief Executive Officer of the Company (or his designee) may reasonably request, which such consulting services may include consulting with and assisting the management of the Company concerning the general oversight and guidance of the Company and major projects of the Company, and providing the Company with the benefit of his experience and knowledge concerning all such matters. Henson agrees to provide the Company with such time and business resources as are reasonably necessary in order to carry out his responsibilities hereunder, and he agrees not to accept any other employment that would preclude him from carrying out or otherwise interfering with his responsibilities hereunder. In addition, Henson acknowledges that from time to time he may be required to provide substantial time and business resources to the Company in connection with the consulting services requested hereunder. The parties agree that in performing consulting services hereunder Henson shall not be an employee of the Company but shall act in the capacity of independent contractor.

             (b) Compensation. In consideration for the services to be rendered by Henson pursuant to this Section 3, the Company agrees to pay to Henson $350,000 annually, such amount to be paid in equal monthly installments.

          4. Term. The term of this Agreement shall commence as of the date hereof and shall continue until May 31, 2005. Notwithstanding the foregoing, this Agreement shall terminate prior to May 31, 2005 upon the following events:

             (a) Henson elects to terminate the Agreement, in which event Henson shall serve sixty (60) days advance written notice upon the Company informing the Company of his election to terminate this Agreement;

             (b) The death of Henson, in which event this Agreement shall terminate automatically, without any requirement of notice; or

             (c) A determination made in good faith by the Board that Henson has willfully failed to perform or is unable to perform due to medical infirmity the services assigned to him by the Company pursuant hereto, in which event this Agreement shall terminate automatically, without any requirement of notice.

          5. Confidentiality of Company Information. Henson agrees to keep confidential and not to disclose to anyone other than a person acting on behalf of the Company any information about the Company concerning its methods and manner of operation, marketing plans, new

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

products, procedures, methods, processes, know-how and techniques, customer lists and other similar information that may be useful by a competitor of the Company. This obligation shall continue throughout the term of this Agreement and thereafter indefinitely.

          6. Covenant Not to Compete. Henson agrees not to engage in any business activity which competes with or is likely to compete with the business of the Company in the states in which the Company conducts its business operations during the term of this Agreement and for a period of three (3) years following the termination of this Agreement. For the purposes hereof, engaging in a business activity shall include engaging in a business as an employee, partner, officer, director, consultant, or owner of an equity interest in a business, whether it is a proprietorship, corporation, partnership, limited liability company or similar entity.

          7. Governing Law. This Agreement shall be governed by and interpreted by the laws of the State of North Carolina.

          8. Entire Agreement. This instrument contains the entire agreement of the parties with respect to the subject matter hereof and all previous agreements and discussions relating to the same or similar subject matter are merged herein. This Agreement may not be changed, amended, modified, terminated or waived except by a writing signed by both parties hereto. Neither this Agreement nor the provisions of this Section may be changed, amended, modified, terminated or waived as a result of any failure to enforce any provision or the waiver of any specific breach or breaches thereof or any course of conduct of the parties.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year set forth opposite each respective name.

COCA-COLA BOTTLING CO. CONSOLIDATED

 By:  /s/ Robert D. Pettus, Jr.                        5/15/2000
      ---------------------------------                ------------------------
      Name:                                            (Date)
           ----------------------------
      Title:
            ---------------------------


/s/ Reid M. Henson                                     5-17-2000
---------------------------------------                -------------------------
 Reid M. Henson                                        (Date)

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